As filed with the Securities and Exchange Commission on June 8, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UCP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0978085
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

99 Almaden Blvd., Suite 400
San Jose, CA 95113
(408) 207-9499
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dustin L. Bogue
President and Chief Executive Officer
UCP, Inc.
99 Almaden Blvd., Suite 400
San Jose, CA 95113
(408) 207-9499
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
 Bartholomew A. Sheehan III
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Class A common stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Total	$250,000,000	$29,050

(1)
The registrant is hereby registering an indeterminate number of the securities of each identified class up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time in unspecified numbers at unspecified prices.  The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee.  Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Also includes such indeterminate number or amount of shares of Class A common stock and preferred stock as may be issued upon conversion or exchange of securities registered hereby.  Separate consideration may or may not be received for the Class A common stock or preferred stock issuable upon conversion of or exchange for preferred stock or upon the exercise of warrants.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated June 8, 2015

PROSPECTUS

$250,000,000

UCP, Inc.
Class A Common Stock
Preferred Stock
Warrants to Purchase Class A Common Stock or Preferred Stock

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus, at an aggregate initial offering price which will not exceed $250 million.  The specific terms of any securities we may offer will be provided in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

These securities may be offered and sold to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis.  We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities.  The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our Class A common stock, par value $0.01 per share (“Class A common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “UCP.”  The last reported sale price of our Class A common stock on the NYSE on June 8, 2015 was $7.41 per share.

Investing in our securities involves risks.  You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

See “Risk Factors” beginning on page 3 to read about factors you should consider before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated                       , 2015.

TABLE OF CONTENTS

About This Prospectus	1
UCP, Inc.	2
Risk Factors	3
Cautionary Note Concerning Forward-Looking Statements	4
Use of Proceeds	5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	6
Description of Capital Stock	7
Description of Warrants	12
Plan of Distribution	14
Legal Matters	16
Experts	16
Where You Can Find More Information	16
Documents Incorporated By Reference	16

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus.  We have not authorized any other person to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents.  Our business, prospects, liquidity, financial condition, and results of operations may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.  The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement.  Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security.  Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.  You should read carefully both this prospectus and any prospectus supplement together with the additional information described under “Documents Incorporated by Reference” and “Where You Can Find More Information.”  You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus and the documents incorporated by reference herein, unless the context otherwise requires or indicates, references to “the Company”, “we”, “our” and “UCP” refer (1) prior to the July 23, 2013 completion of the initial public offering of Class A common stock (the “IPO”) and related transactions, to UCP, LLC and its consolidated subsidiaries and (2) after the completion of the IPO and related transactions, to UCP, Inc. and its consolidated subsidiaries, including UCP, LLC. UCP, Inc. had nominal assets and liabilities, and conducted no material operations prior to the completion of the IPO. Presentation of the historical results of UCP, Inc. alone would not be meaningful and, accordingly, the historical financial information prior to the completion of the IPO represents that of UCP, LLC.

UCP, INC.

Our Company

We are a homebuilder and land developer with land acquisition and entitlement expertise in California, Washington State, North Carolina, South Carolina and Tennessee.  Dustin L. Bogue, our President and Chief Executive Officer, founded our company in 2004. In January 2008, we were acquired by PICO Holdings, Inc. (“PICO”), a NASDAQ-listed, diversified holding company, which allowed us to pursue opportunities resulting from the residential real estate downturn.  In 2010, we formed Benchmark Communities, LLC (“Benchmark Communities”), our wholly owned homebuilding subsidiary, to design, construct and sell high quality single-family homes. On July 23, 2013, we completed our IPO.  Since our acquisition by PICO, through the completion of our IPO, we operated as a wholly owned subsidiary of PICO. Subsequent to our IPO, PICO holds a majority of the voting power of UCP, Inc. and of the economic interests of UCP, LLC, the subsidiary through which we operate our business under the name UCP. As of March 31, 2015, PICO owned 57.2% of the economic interests of UCP, LLC and UCP, Inc. owned 42.8% of the economic interests of UCP, LLC.

On April 10, 2014, we completed the acquisition of the assets and liabilities of Citizens Homes, Inc. (“Citizens”) used in the purchase of real estate and the construction and marketing of residential homes in North Carolina, South Carolina and Tennessee, (the "Citizens Acquisition") in order to position us to expand our operations into markets located in North Carolina, South Carolina and Tennessee. The Citizens Acquisition provides increased scale and presence in established markets with immediate revenue opportunities through an established backlog.

In California, we primarily operate in the Central Valley area (Fresno and Madera counties), the Monterey Bay area (Monterey County), the South San Francisco Bay area (Santa Clara and San Benito counties) and in Southern California (Los Angeles, Ventura and Kern counties). In Washington State, we operate in the Puget Sound area (King, Snohomish, Thurston and Kitsap counties). In North Carolina, South Carolina and Tennessee, our operations are predominantly in the Raleigh, Charlotte, Myrtle Beach and Nashville markets. We believe that these areas have attractive residential real estate investment characteristics, such as favorable long-term population demographics, a demand for single-family housing that often exceeds available supply, large and growing employment bases, and high home affordability levels. We continue to experience significant homebuilding and land development opportunities in our current markets and are evaluating potential expansion opportunities in other markets that we believe have attractive long-term investment characteristics.

We actively source, evaluate and acquire land for residential real estate development and homebuilding. For each of our real estate assets, we periodically analyze ways to maximize value by either (i) building single-family homes and marketing them for sale under our Benchmark Communities brand, or (ii) completing entitlement work and horizontal infrastructure development and selling lots to third-party homebuilders.  We perform this analysis using a disciplined analytical process, which we believe is a differentiating component of our business strategy.

We build homes through our wholly owned homebuilding subsidiary, Benchmark Communities. Benchmark Communities operates under the principle that “Everything Matters!” This principle underlies all phases of our new home process including planning, construction, sales and customer service. We are diversified by product offering, which we believe reduces our exposure to any particular market or customer segment. Target home buyers vary by project and geographic market, in part dictated by each particular asset, its location, topography and competitive market positioning, and the amenities of the surrounding area and the community in which it is located.

We believe our target home buyers look for distinctive new homes; accordingly, we design homes in thoughtful and creative ways to create homes that we expect buyers will find highly desirable. We seek to accomplish this by collecting and analyzing information about our target home buyers and incorporating our analysis into new home designs. We source information about target home buyers from our experience selling new homes and through market research that enables us to identify design preferences that we believe will appeal to our customers. We target diverse buyer segments, including first-time buyers, first-time move-up buyers, second-time move-up buyers and move-down buyers. Most of our communities target multiple buyer segments, enabling us to seek increased sales pace and reduce our dependence on any single buyer segment.

We contract with third party architects, engineers and interior designers to assist our experienced internal product development personnel in designing homes that are intended to reflect our target customers’ tastes and preferences. In addition to identifying desirable design and amenities, this process includes a rigorous value engineering strategy that allows us to seek efficiencies in the construction process.

Our Structure

We are a holding company, and our principal asset is our interest in UCP, LLC.  Our amended and restated certificate of incorporation authorizes two classes of common stock: Class A common stock and Class B common stock, par value $0.01 per share (“Class B common stock”). Shares of Class A common stock represent 100% of the economic rights of the holders of all classes of our common stock. Shares of Class B common stock, which are held exclusively by PICO, are not entitled to any dividends paid by us or any distributions upon our liquidation.  PICO holds 100 shares of Class B common stock, providing PICO with no economic rights but entitling PICO, without regard to the number of shares of Class B common stock held by PICO, to one vote on matters presented to our stockholders for each share of Class A common stock PICO would be entitled to receive if PICO exchanged all UCP, LLC Series A Units held by PICO. Holders of the Class A common stock and Class B common stock will vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law. As of March 31, 2015, PICO held 10,593,000 UCP, LLC Series A Units and 100 shares of Class B common stock, which provided PICO with 57.2% of the aggregate voting power of our outstanding Class A common stock and Class B common stock, which equals PICO’s economic interest in the Company.  As described in more detail below, each UCP, LLC Series A Unit can be exchanged for one share of Class A common stock.

We are the sole managing member of UCP, LLC and as of March 31, 2015, held a 42.8% interest therein through our ownership of 7,925,191 UCP, LLC Series B Units. PICO holds the remaining 57.2% interest in UCP, LLC through its ownership of UCP, LLC Series A Units, which are exchangeable for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassification.  Because PICO holds its economic interest in our business through UCP, LLC, rather than through direct investment in us, it may have conflicting interests with holders of shares of our Class A common stock. As a general matter, PICO’s interests may not be fully aligned with ours and those of our other investors, and given PICO’s control of a majority of the aggregate voting power of our outstanding Class A common stock and Class B common stock, this could lead to actions that are not in our or in our other investors’ best interests. For a discussion of certain possible conflicts of interest between us and PICO, see “Risk Factors— Risks Related to our Controlling Stockholder” in our most recent Annual Report on Form 10-K.

The foregoing information about us and our structure is only a general summary and is not intended to be comprehensive.  For additional information about us and our structure, you should refer to the information described under “Where You Can Find More Information.”

Company Information

Our principal executive offices are located at 99 Almaden Boulevard, Suite 400, San Jose, California 95113, and our telephone number is (408) 207-9499.  Our website is located at www.unioncommunityllc.com. Our homebuilding subsidiary, Benchmark Communities, also maintains a website at www.benchmarkcommunities.com. The information contained on these websites or that is or becomes accessible through them does not constitute part of this prospectus nor is such information incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. If any of these risks occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, and you could lose all or a part of your investment. See “Documents Incorporated by Reference” and “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements that are subject to risks and uncertainties.  Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business.  You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts.  These statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. They give our expectations about the future and are not guarantees.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements.  We caution you, therefore, not to rely on these forward-looking statements.  Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;

•	downturns in the homebuilding industry, either nationally or in the markets in which we operate;

•	continued volatility and uncertainty in the credit markets and broader financial markets;

•	our future operating results and financial condition;

•	our business operations;

•	changes in our business and investment strategy;

•	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

•	availability, terms and deployment of capital;

•	our ability to successfully integrate the Citizens Acquisition;

•	disruptions in the availability of mortgage financing or increases in the number of foreclosures in our markets;

•	shortages of or increased prices for labor, land or raw materials used in housing construction;

•	delays or restrictions in land development or home construction or reduced consumer demand resulting from adverse weather and geological conditions or other events outside our control;

•	the cost and availability of insurance and surety bonds;

•	changes in, or the failure or inability to comply with, governmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of communities;

•	the degree and nature of our competition;

•	our leverage and debt service obligations;

•	our future operating expenses which may increase disproportionately to our revenue;

•	our ability to achieve operational efficiencies with future revenue growth;

•	our relationship, and actual and potential conflicts of interest, with PICO;

•	availability of qualified personnel and our ability to retain our key personnel; and

•	the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

In light of these risks and uncertainties, there can be no assurances that the results or events referred to in the forward-looking statements contained in this prospectus and the documents we incorporate herein by reference will in fact occur.  Forward-looking statements speak only as of the date they were made. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities pursuant to this prospectus for the acquisition of land, land development, home construction and other related purposes, repayment of indebtedness, capital expenditures, working capital and other general corporate purposes.  Further details relating to the use of the net proceeds from the offering of securities pursuant to this prospectus will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Historical
	UCP, Inc.			UCP, LLC
	Three Months Ended March 31, 2015(a)	Year Ended December 31, 2014(b)	Period From July 23, 2013 through December 31, 2013(c)	Period from January 1, 2013 through July 23, 2013(d)	Year Ended December 31, 2012	Year Ended December 31, 2011(e)
Ratio of earnings to combined fixed charges and preferred stock dividends	n/a	n/a	n/a	n/a	1.58	n/a

(a)	For the three months ended March 31, 2015, the coverage deficiency for total fixed charges was $5.6 million to arrive at a one-to-one ratio.
(b)	For the year ended December 31, 2014, the coverage deficiency for total fixed charges was $8.4 million to arrive at a one-to-one ratio.
(c)	For the period July 23, 2013 through December 31, 2013, the coverage deficiency for total fixed charges was $3.2 million to arrive at a one-to-one ratio. Our initial public offering was completed on July 23, 2013.
(d)	For the period January 1, 2013 through July 23, 2013, the coverage deficiency for total fixed charges was $2.8 million to arrive at a one-to-one ratio. Our initial public offering was completed on July 23, 2013.
(e)	For the year ended December 31, 2011, the coverage deficiency for total fixed charges was $7.8 million to arrive at a one-to-one ratio.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred stock dividends.  For these purposes, “earnings” consist of operating income plus fixed charges.  Operating income is computed in accordance with U.S. generally accepted accounting principles and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium.  “Fixed charges” consist primarily of interest expense, capitalized interest and amortization of deferred financing fees and loan premium.  Interest income is not included in this computation.  As of the date of this prospectus, there are no shares of preferred stock issued and outstanding and, therefore, there are no amounts for preferred stock dividends included in the above calculations.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws.  Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.01 per share, 1,000,000 shares of Class B common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share.

Class A Common Stock

Class A common stock outstanding.  As of March 31, 2015, there were 7,925,161 shares of Class A common stock outstanding.  All outstanding shares of Class A common stock are fully paid and non-assessable.

Voting Rights.  The holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes cast by the shares of Class A common stock and Class B common stock, voting together as a single class, present in person or represented by proxy and entitled to vote.

Dividend Rights.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights Upon Liquidation.  In the event of liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights.  The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the Class A common stock.  The rights, preferences and privileges of holders of our Class A common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Class B Common Stock

PICO is the sole holder of our outstanding shares of Class B common stock, which have no economic rights but have the voting rights described below.  As of the date of this prospectus, there are 100 shares of Class B common stock outstanding, all of which are held by PICO.

Voting Rights. PICO, as the sole holder of our Class B common stock, and without regard to the number of shares of Class B common stock it holds, is entitled to one vote on matters presented to our stockholders for each share of Class A common stock it would be entitled to receive if it exchanged all UCP, LLC Series A Units that it holds.

Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividend and Liquidation Rights. PICO, as the holder of our Class B common stock, does not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of UCP, Inc.

Preferred Stock

Our charter provides that our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof.  As of the date of this prospectus, there are no shares of our preferred stock outstanding.  The authority of the board of directors with respect to each series of preferred stock includes, but is not limited to, determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•
the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•
whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•	the redemption provisions and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company;

•
whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of the series.

We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series.  Upon issuance, such shares will be fully paid and non-assessable.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized but unissued shares of capital stock.

Investor Rights Agreement

On July 23, 2013, we entered into an investor rights agreement with PICO.  Pursuant to this agreement, PICO has the right to nominate two individuals for election to our board of directors for as long as PICO owns 25% or more of the combined voting power of our outstanding Class A and Class B common stock and any other of our securities entitled to vote generally in the election of directors (unless such election would result in PICO nominees comprising more than two of our directors) and one individual for as long as it owns at least 10% of such combined voting power (unless such election would result in PICO nominees comprising more than one of our directors), in each case, excluding shares of any of our common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares. In the event that any board member nominated by PICO shall for any reason cease to serve as a member of our board of directors during his or her term of office, the resulting vacancy on the board will be filled by an individual selected by PICO.

Election and Removal of Directors; Vacancies

Subject to the rights and preferences of any series of outstanding preferred stock, our board of directors shall consist of no less than three members, and the number of directors shall be fixed from time to time solely by resolution adopted by the affirmative vote of a majority of our directors than in office.  Currently, our board of directors consists of six members.  In accordance with our amended and restated certificate of incorporation, our directors are divided into three classes, Class I, Class II and Class III, with staggered three-year terms.  There is no limit on the number of terms a director may serve on our board of directors.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to the rights of holders of any series of preferred stock with respect to the election of directors, a director may be removed from office by the stockholders of the corporation only for cause.  In addition, our amended and restated certificate of incorporation provides that any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors.

Limits on Written Consents

Our amended and restated certificate of incorporation prohibits stockholders from acting by written consent.  Accordingly, stockholders have no ability to take any action unless such action is taken at an annual or special meeting of stockholders.

Stockholder Special Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer (or if there is no Chief Executive Officer, the President) or our board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office. At a special meeting of stockholders, the only business that may be conducted are matters which have been brought before the meeting pursuant to the duly sent notice of meeting.

Amendment of Certificate of Incorporation

Our amended and restated certificate of incorporation provides that it may be amended, altered, changed or any provision thereof repealed, in a manner prescribed by the law of the State of Delaware.  Generally, under the Delaware General Corporation law, or DGCL, any amendment to our certificate of incorporation must be declared advisable in a resolution adopted by our board of directors and approved by a majority of the outstanding stock of each class entitled to vote thereon.

Amendment of Bylaws

Our amended and restated bylaws may generally be altered or repealed, and new bylaws made, by the majority vote of the whole board of directors; provided, however, that a bylaw adopted by the holders of stock representing a majority of the votes which could be cast by the holders of all outstanding stock that prescribes the required vote for the election of directors may not be altered by the board of directors.  The holders of stock representing a majority of the votes which could be cast by the holders of all outstanding stock may make additional bylaws and may alter and repeal any bylaw whether adopted by them or otherwise.

Advance Notice Requirements for Director Nominations and Presentation of Business at Meetings

Our bylaws also impose procedural requirements on stockholders who wish to make nominations in the election of directors, propose any repeal or change in our bylaws or propose any other business to be brought before a meeting of stockholders. Generally, a stockholder must deliver notice (a) in connection with an annual meeting of stockholders, not less than 90 nor more than 120 days prior to one year after we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting and (b) in connection with the election of a director at a special meeting of stockholders, not later than the 10th day following  the first public disclosure of the date of such meeting. The notice must also include certain information about the proposing stockholder, and certain affiliated parties, as set forth in our bylaws. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability and Indemnification of Directors and Officers

In accordance with, and to the fullest extent allowable under, the DGCL, our amended and restated certificate of incorporation limits or eliminates the personal liability of directors to us and our stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or other position at another corporation or enterprise.  Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.  We have also entered into indemnification agreements with our executive officers and directors, which require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Anti-Takeover Effects of Some Provisions

Some provisions of our amended and restated certificate of incorporation and bylaws could make the acquisition of control of our Company or the removal of our officers or directors more difficult.  These include provisions that:

•
divide our directors into three classes, with the term of one class expiring each year, and provide that directors may only be removed for cause before the expiration of their term, which could delay a change in our control;

•
authorize our board of directors, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors or our chief executive officer;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of our board of directors by action of our board of directors, subject to a minimum of three members;

•
provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors; and

•
prohibit us from engaging in certain business combinations with any “interested stockholder” unless specified conditions are satisfied as described below under “—Delaware Business Combinations Statute.”

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of the increased protection afforded by these provisions give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Delaware Business Combination Statute

We have opted out of Section 203 of the DGCL, which regulates corporate takeovers. However, our amended and restated certificate of incorporation contains provisions that are similar to Section 203 of the DGCL. Specifically, our amended and restated certificate of incorporation provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•
prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock (considering all voting stock as a single class). However, in the case of our Company, PICO and any of its affiliates and subsidiaries will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to PICO or any of its affiliates and subsidiaries (other than us and our subsidiaries, including UCP, LLC), officers, directors, agents, stockholders, members, partners or employees and that may be a business opportunity for PICO or any of its affiliates and subsidiaries, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. Neither PICO nor any of its affiliates or subsidiaries has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

These provisions will continue to apply until no person who is one of our directors or officers is also a director, officer, member or employee of PICO or any of its affiliates or subsidiaries (other than us and our subsidiaries, including UCP, LLC).

Listing

Our Class A common stock is listed on the NYSE under the symbol “UCP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of Class A common stock or shares of preferred stock.  Warrants may be issued independently or together with any securities or may be attached to or separate from the securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants that may be offered in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of Class A common stock or preferred stock, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will as soon as possible, forward the shares of Class A common stock or preferred stock, as applicable, that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	in a rights offering;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law as described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing stockholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters.  We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.  If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals.  They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale.  We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated by us from time to time.  In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.  Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the applicable prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make.  Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority (“FINRA”) guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York.  If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also read and copy any of these documents at the NYSE’s office at 20 Broad Street, New York, New York 10005.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.  In addition, copies of our SEC filings are available free of charge through our website (www.unioncommunityllc.com) as soon as reasonably practicable after filing with the SEC.  The information contained on our website is not part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement.  We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.  We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed April 10, 2015 and May 15, 2015; and

•
the description of our Class A common stock contained in the registration statement on Form 8-A filed with the SEC on July 11, 2013, and any amendment or report we may file with the SEC for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents.  All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  You should direct requests for those documents to the Corporate Secretary, UCP, Inc, 99 Almaden Boulevard, Suite 400, San Jose, California 95113 (telephone number (408) 207-9499).

UCP, Inc.

Class A Common Stock
Preferred Stock
Warrants to Purchase Class A Common Stock or Preferred Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant.  All amounts except the SEC registration fee are estimates.

Amount To Be Paid
SEC registration fee	$29,050
FINRA filing fee	38,000
Transfer agent’s fees	—
Printing and engraving expenses	—
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Miscellaneous	5,000
Total (1)	$137,050

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.  Indemnification of Directors and Officers.

Delaware General Corporation Law.    Under Section 145 of the Delaware General Corporation Law, which we refer to as the “DGCL,” a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (1) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation (which we refer to as our “charter”) provides for such limitation of liability.

Our Charter.    Article X of our charter provides that we shall, to the fullest extent authorized by the DGCL, indemnify any person made, or threatened to be made, a party to, or otherwise involved in, any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. We may, by action of our board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by the DGCL. Article X of our charter also provides that no director of the Company shall be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our Bylaws.    Article VII of our amended and restated bylaws (which we refer to as our “bylaws”) provides that we shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. We shall not be required to indemnify any person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or crossclaim, unless such action, suit or proceeding was authorized by our board of directors. We may, by action of our board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by Delaware law.

Indemnification Agreements.    In addition to the provisions of our charter and bylaws described above, we have entered into an indemnification agreement with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insurance.    We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.  Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

Item 17.  Undertakings

(a)           The undersigned hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned  registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 8, 2015.

UCP, Inc.

By:	/s/ Dustin L. Bogue
Dustin L. Bogue
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. La Herran and W. Allen Bennett, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael C. Cortney	Chairman of the Board of Directors	June 8, 2015
Michael C. Cortney

/s/ Dustin L. Bogue	Director, President and Chief Executive Officer	June 8, 2015
Dustin L. Bogue

/s/ John R. Hart	Director	June 8, 2015
John R. Hart

/s/ Peter H. Lori	Director	June 8, 2015
Peter H. Lori

/s/ Kathleen R. Wade	Director	June 8, 2015
Kathleen R. Wade

/s/ Maxim C.W. Webb	Director	June 8, 2015
Maxim C.W. Webb

/s/ William J. La Herran	Chief Financial Officer and Treasurer	June 8, 2015
William J. La Herran

/s/ Timothy A. Baker	Chief Accounting Officer	June 8, 2015
Timothy A. Baker

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of UCP, Inc. (1)
4.2	Amended and Restated Bylaws of UCP, Inc. (1)
4.3	Investor Rights Agreement, dated July 23, 2013, between PICO Holdings, Inc. and UCP, Inc.(1)
4.4	Registration Rights Agreement between UCP, Inc. and between UCP, Inc. and PICO Holdings, Inc. (1)
4.5	Exchange Agreement, dated July 23, 2013, among UCP, Inc., UCP, LLC and PICO Holdings, Inc.(1)
4.6	Form of Class A common stock certificate (2)
4.7*	Certificate of Designation with respect to any shares of preferred stock issued pursuant to this registration statement
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant
5.1	Opinion of Sidley Austin LLP
12.1	Statement of computation of ratios of earnings to combined fixed charges and preferred stock dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the registration statement)

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

(1)	Incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (File No. 001- 36001/Film No. 14830840) of UCP, Inc. as filed with the SEC on May 12, 2014.

(2)	Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-187735/Film No. 13862889) of UCP, Inc. as filed with the SEC on May 21, 2013.